CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason ETF Investment Trust – Legg Mason Emerging Markets Low Volatility High Dividend ETF (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2017 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason ETF Investment Trust—	Legg Mason ETF Investment Trust—
Legg Mason Emerging Markets Low Volatility High	Legg Mason Emerging Markets Low Volatility High
Dividend ETF	Dividend ETF

/s/ Jane Trust	/s/ Richard F. Sennett
Jane Trust	Richard F. Sennett
Date: December 28, 2017	Date: December 28, 2017

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.